EX-99.906CERT
                                  CERTIFICATION

B. Reuben Auspitz, Chief Executive Officer, and Christine Glavin, Chief Financial Officer of Exeter Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief  Executive  Officer          Chief  Financial  Officer
Exeter  Fund,  Inc.                Exeter  Fund,  Inc.

/s/B. Reuben Auspitz               /s/Christine Glavin

B.  Reuben  Auspitz                Christine  Glavin
Date:  December  29,  2003         Date:  December  29,  2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Exeter Fund, Inc. and will be retained by Exeter Fund, Inc. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This  certification  is  being furnished to the Commission solely pursuant to 18
U.S.C.   1350  and  is  not  being  filed  as  part  of  the Form N-CSR with the
Commission.